UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation or organization)	File Number)

8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The following information is being provided pursuant to paragraph (e) of Item 5.02 of Form 8-K:

United States Cellular Corporation 2016 Executive Officer Annual Incentive Plan.

As of June 7, 2016 the United States Cellular Corporation (“U.S. Cellular”) 2016 Executive Officer Annual Incentive Plan Effective January 1, 2016 (“2016 Incentive Plan”) was approved both by U.S. Cellular’s Chairman and by U.S. Cellular’s President and Chief Executive Officer. Neither the Chairman nor the President and Chief Executive Officer participate in such plan.

The purposes of the 2016 Incentive Plan are: to provide incentive for the executive officers of U.S. Cellular to extend their best efforts toward achieving superior results in relation to key business performance targets; to reward U.S. Cellular’s executive officers in relation to their success in meeting and exceeding the performance targets; and to attract and retain talented leaders in positions of critical importance to the success of U.S. Cellular. Eligible participants in the 2016 Incentive Plan are all executive officers of U.S. Cellular, which are defined in the 2016 Incentive Plan as all executive vice presidents and the senior vice president – chief human resources officer.

The following performance measures will be considered for the purposes of the 2016 Incentive Plan:

Performance Measures	Component Weighting	Overall Plan Weighting
Consolidated Total Revenues	35%	21%
Consolidated Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization	30%	18%
Consolidated Capital Expenditures	20%	12%
Customer Engagement	15%	9%
Company Performance		60%

Chairman Assessment on Strategic Initiatives		10%

Individual Performance		30%

It is anticipated that bonuses for 2016 will be paid on or after January 1, 2017 but no later than March 15, 2017 (the “bonus payout date”).  However, in the event of a payout in connection with retirement or death, the bonus will be paid as soon as administratively possible following such retirement or death, but no later than the bonus payout date.  No bonus is due unless an executive officer remains employed through the bonus payout date except that an executive officer who separates due to retirement or death is eligible for a pro-rated bonus.  In addition, the President and CEO may approve a bonus, or a pro-rated bonus, for an executive officer who is not employed through the bonus payout date.

Any compensation earned or paid pursuant to the 2016 Incentive Plan is subject to forfeiture, recovery by U.S. Cellular, or other action pursuant to any clawback or recoupment policy which U.S. Cellular may adopt from time to time, including without limitation any such policy which U.S. Cellular may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

The foregoing description of the 2016 Incentive Plan is not purported to be complete with respect to the material terms of such plan and is qualified by reference to the complete 2016 Incentive Plan for the material terms of such plan, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)          Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION
(Registrant)

Date:	June 10, 2016

		By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance, Chief Financial Officer and Treasurer
(principal financial officer)

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
10.1	United States Cellular Corporation 2016 Executive Officer Annual Incentive Plan Effective January 1, 2016